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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 33-84738, 33-90700, 33-97898, 333-2832, 333-
17527, 333-74274, 333-24747 and 333-26789.



Philadelphia, Pa                                      ARTHUR ANDERSEN LLP
March 26, 1998